SCHEDULE 14A
                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934 (Amendment No. )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement

[_] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                     THE MEXICO EQUITY AND INCOME FUND, INC.
                (Name of Registrant as Specified in Its Charter)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.
[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     ---------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

     ---------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     ---------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

     ---------------------------------------------------------------------------

     (5)  Total fee paid:

     ---------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by the registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     ---------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

     ---------------------------------------------------------------------------

     (3)  Filing Party:

     ---------------------------------------------------------------------------

     (4)  Date Filed:

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

                     THE MEXICO EQUITY AND INCOME FUND, INC.

                             World Financial Center
                               200 Liberty Street
                            New York, New York 10281
                                 (212) 667-5000


                                                                 October 5, 1998


Dear Stockholders:

     The Annual Meeting of Stockholders of The Mexico Equity and Income Fund, Inc. (the "Fund") will be held at 11:00 A.M. on Monday, November 9, 1998, at the offices of CIBC Oppenheimer Corp., 200 Liberty Street, 39th Floor, New York, New York 10281. A Notice and Proxy Statement regarding the meeting, proxy card for your vote at the meeting, and postage prepaid envelope in which to return your proxy are enclosed. It is very important that you read the enclosed materials carefully, fill out the enclosed proxy card and return it to us at your earliest convenience.

     In addition to electing two Class II directors and ratifying the selection of independent public accountants, please note the proposal by a stockholder of the Fund, included as Item 3 in the Notice of the Annual Meeting. We have included this proposal in the Proxy Statement as required by the rules of the U.S. Securities and Exchange Commission, despite our strong belief that Proposal No. 3 is not in the best interests of stockholders and contains biased and misleading statements.

THE BOARD OF DIRECTORS UNANIMOUSLY BELIEVES THAT PROPOSAL NO. 3 IS NOT IN THE BEST INTERESTS OF STOCKHOLDERS AND WOULD SUBSTANTIALLY IMPAIR THE ABILITY OF THE FUND TO CONTINUE TO DELIVER CONSISTENTLY SUPERIOR RESULTS. THE BOARD STRONGLY RECOMMENDS THAT STOCKHOLDERS VOTE AGAINST PROPOSAL NO. 3.


                                                        Respectfully,

                                                        /s/ Alan H. Rappaport
                                                        ---------------------

                                                        Alan H. Rappaport
                                                        Chairman of the Board

              WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING,
           PLEASE SIGN, DATE AND MAIL YOUR PROXY AS SOON AS POSSIBLE.
          YOUR VOTE IS VERY IMPORTANT. THANK YOU FOR YOUR COOPERATION.

                     THE MEXICO EQUITY AND INCOME FUND, INC.
                  NOTICE OF THE ANNUAL MEETING OF STOCKHOLDERS

                         To Be Held on November 9, 1998


To the Stockholders of
The Mexico Equity and Income Fund, Inc.:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of The Mexico Equity and Income Fund, Inc. (the "Fund") will be held at the offices of CIBC Oppenheimer Corp., 200 Liberty Street, 39th Floor, New York, New York 10281, on Monday, November 9, 1998 at 11:00 A.M., New York time, for the following purposes:

     1. To elect two Class II directors to serve for a term expiring on the date on which the Annual Meeting of Stockholders is held in 2001.

     2. To ratify or reject the selection of PricewaterhouseCoopers LLP as independent public accountants of the Fund for its fiscal year ending July 31, 1999.

     3. To reject or ratify the stockholder proposal to terminate the investment advisory agreements with Advantage Advisers, Inc. and Acci Worldwide, S.A. de C.V., and to seek a new investment adviser.

     4. To transact such other business as may properly come before the meeting or any adjournments thereof.

     The Board of Directors has fixed the close of business on September 11, 1998 as the record date for the determination of stockholders entitled to notice of and to vote at the meeting or any adjournments thereof.

     You are cordially invited to attend the meeting. Stockholders who do not expect to attend the meeting in person are requested to complete, date and sign the enclosed form of proxy and return it promptly in the envelope provided for that purpose. You may nevertheless vote in person at the meeting if you choose to attend. The enclosed proxy is being solicited by the Board of Directors of the Fund.


                                             By order of the Board of Directors,
                                             Robert A. Blum
                                             President and Secretary


October 5, 1998

                     THE MEXICO EQUITY AND INCOME FUND, INC.

                             World Financial Center
                               200 Liberty Street
                            New York, New York 10281



                                ---------------
                                PROXY STATEMENT
                                ---------------


                                  INTRODUCTION

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of THE MEXICO EQUITY AND INCOME FUND, INC. (the "Fund"), for use at the Annual Meeting of Stockholders, to be held at the offices of CIBC Oppenheimer Corp., 200 Liberty Street, 39th Floor, New York, New York 10281, on Monday, November 9, 1998 at 11:00 A.M., New York time, and at any adjournments thereof.

     This Proxy Statement and the form of proxy are being mailed to stockholders on or about October 5, 1998. Any stockholder giving a proxy has the power to revoke it before its exercise, by voting in person at the meeting, by executing a superseding proxy or by submitting a notice of revocation to the Fund (addressed to The Mexico Equity and Income Fund, Inc., World Financial Center, 200 Liberty Street, New York, New York 10281). All properly executed proxies received in time for the meeting will be voted as specified in the proxy or, if no specification is made, for Proposal No. 1 and Proposal No. 2 and against Proposal No. 3 referred to in this Proxy Statement.

     If a proxy properly executed is returned accompanied by instructions to withhold authority to vote (an abstention) or represents a broker "non-vote" (that is, a proxy from a broker or nominee indicating that such person has not received instructions from the beneficial owner or other person entitled to vote shares on a particular matter with respect to which the broker or nominee does not have a discretionary power to vote), the shares represented thereby, with respect to matters to be determined by a plurality or specified majority of the votes cast on such matters (i.e., Proposals 1 and 2), will be considered present for purposes of determining the existence of a quorum for the transaction of business but, not being cast, will have no effect on the outcome of such matters. With respect to Proposal 3, the adoption of which requires the affirmative vote of a specified proportion of Fund shares, an abstention or broker non-vote will be considered present for purposes of determining the existence of a quorum but will have the effect of a vote against the matter. The holders of a majority of the Fund's common stock entitled to vote at the Meeting, present in person or by proxy, shall constitute a quorum for the transaction of business at the Meeting.

     The Fund will furnish without charge, a copy of its annual report for its fiscal year ended July 31, 1998 to any stockholder requesting such report. Requests for a copy of the Fund's annual report should be made by writing to The Mexico Equity and Income Fund, Inc., c/o CIBC Oppenheimer Corp., 200 Liberty Street, New York, New York 10281 or by calling (800) 421-4777 or (212) 667-7000.

     The Board of Directors has fixed the close of business on September 11, 1998 as the record date for the determination of stockholders entitled to notice of and to vote at the meeting and at any adjournments thereof. Stockholders on the record date will be entitled to one vote for each share held, with no shares having cumulative voting rights. As of the record date, the Fund had outstanding 11,825,273 shares of common stock. To the knowledge of the Fund's management, no person owns beneficially more than 5% of the Fund's outstanding shares except for the persons set forth in the following table.



                                              Shares               Percent of
                                            Beneficially             Shares
5% Stockholders                               Owned(1)           Outstanding(2)
---------------                               --------           --------------


City of London Investment Group PLC         2,650,400(3)             22.4%
    10 Eastcheap
    London EC3M 1AJ
    England

----------
(1) Beneficial share ownership is determined pursuant to Rule 13d-3 under the Securities Exchange Act of 1934. Accordingly, a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise has or shares the power to vote such security or the power to dispose of such security.
(2) Percentages are calculated on the basis of 11,825,273 shares of stock outstanding as of the Record Date.
(3) The above information is based on a Schedule 13G filed February 11, 1998, which indicates that The City of London Investment Group PLC and its affiliates have sole voting and dispositive power with respect to all 2,650,400 shares.

     Management of the Fund knows of no business other than that mentioned in Items 1, 2 and 3 of the Notice of the Annual Meeting which will be presented for consideration at the meeting. If any other matter is properly presented, it is the intention of the persons named in the enclosed proxy to vote in accordance with their best judgment.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE IN FAVOR OF PROPOSALS NO. 1 AND NO. 2 AND AGAINST PROPOSAL NO. 3.

                                 PROPOSAL NO. 1:
                                 ---------------

                              ELECTION OF DIRECTORS

     Persons named in the accompanying form of proxy intend, in the absence of contrary instructions, to vote all proxies for the election of the nominees listed below as directors of the Fund:

                                    Class II
                                    --------


                               Carroll W. Brewster
                                  Sol Gittleman

to serve for a term expiring on the date of the Annual Meeting of Stockholders to be held in 2001, or until their successors are elected and qualified. If such nominees should be unable to serve due to any event not now anticipated, the proxies will be voted for such persons, if any, as shall be designated by the Board of Directors to replace such nominees. The election of a director will require the affirmative vote of a plurality of the votes cast at the meeting. For this purpose, abstentions and broker non-votes will be considered present for purposes of determining the existence of a quorum for the transaction of business but, not being cast, will have no effect on the outcome of this matter.

Information Concerning Nominees, Members of the Board of Directors and Officers of the Fund

        The following table sets forth information concerning the nominees as directors of the Fund, each of the Fund's current directors and each of the Fund's officers. The nominees are now directors of the Fund.


                                 Principal Occupation or                                         Shares
                                    Employment During                                          Beneficially
 Name, Address and                 Past Five Years and                                            Owned       Percent
  Age of Nominee,                    Directorships in                                            August 12,     of
Director or Officer               Publicly Held Companies              Position with the Fund     1998(1)      Class
-------------------               -----------------------              ----------------------     -------      -----
* Alan H. Rappaport (45)     Director of Investment Management        Director and Chairman of     4,371        (2)
World Financial Center       Services Division and Managing           the Board since 1995
200 Liberty Street           Director of CIBC Oppenheimer Corp.
New York, New York           (since 1997); Member of U.S
10281                        Management Committee of CIBC
                             Oppenheimer Corp. (since February
                             1998); Director and President of
                             Advantage Advisers, Inc. (since June
                             1993); Executive Vice President of
                             Oppenheimer & Co., Inc. (1994-
                             1997); Executive Vice President,
                             Advantage Advisers, Inc. (1990-
                             1993); Chairman of the Board and
                             Director of The Asia Tigers Fund,
                             Inc. and The India Fund, Inc.;
                             Member, New York Stock Exchange
                             Advisory Committee on International
                             Capital Markets.

                                 Principal Occupation or                                         Shares
                                    Employment During                                          Beneficially
 Name, Address and                 Past Five Years and                                            Owned       Percent
  Age of Nominee,                    Directorships in                                            August 12,     of
Director or Officer               Publicly Held Companies              Position with the Fund     1998(1)      Class
-------------------               -----------------------              ----------------------     -------      -----
Carroll W. Brewster (62)     Executive Director, Hole in the Wall     Director since 1991          None          --
126 Lounsbury Road           Gang Fund, Inc. (not-for-profit
Ridgefield, Connecticut      charitable organization) (1991-1997);
06877                        President, Hobart & William Smith
                             Colleges (1982-1991).


Sol Gittleman (64)           Senior Vice President and Provost,       Director since 1990          None          --
Ballou Hall                  Tufts University; Independent
Tufts University             Individual General Partner, Augusta
Medford, Massachusetts       Partners, L.P.; Director, Troon
02155                        Partners.

Dr. Luis Rubio (43)          President, Centro de Investigacion       Director since 1990          1,000         (2)
Jaime Balme No. 11           para el Desarrollo A.C. (Center of
Edificio D, Piso 2           Research for Development); Director,
Polanco Los Morales          Banco Nacional de M,xico S.A.
11510 Mexico                 (1991-1992); Independent Individual
                             General Partner, Augusta Partners,
                             L.P.; Director, Central European
                             Fund; Director, Troon Partners.

Robert A. Blum (38)          Managing Director and Associate          President since 1997,          500         (2)
World Financial Center       General Counsel, CIBC Oppenheimer        Secretary since 1995
200 Liberty Street           Corp. (since 1997); Assistant
New York, New York           Secretary, Advantage Advisers, Inc.
10281                        (since 1994); Managing Director,
                             Oppenheimer & Co., Inc. (1994-
                             1997); Senior Vice President,
                             Oppenheimer & Co., Inc. (1992-
                             1994); Vice President, Oppenheimer
                             & Co., Inc. (1989-1992); Associate,
                             Fulbright & Jaworski (1984-1989);
                             Director of The India Fund, Inc. and
                             The Asia Tigers Fund, Inc.; Officer
                             of various investment companies
                             managed by Advantage Advisers, Inc.

                                 Principal Occupation or                                         Shares
                                    Employment During                                          Beneficially
 Name, Address and                 Past Five Years and                                            Owned       Percent
  Age of Nominee,                    Directorships in                                            August 12,     of
Director or Officer               Publicly Held Companies              Position with the Fund     1998(1)      Class
-------------------               -----------------------              ----------------------  -------------   -----
Lenard Brafman (44)          Executive Director, Finance              Treasurer since 1998          None         --
World Financial Center       Department, CIBC Oppenheimer
200 Liberty Street           Corp. (since 1997); Senior Vice
New York, New York           President, Finance Department,
10281                        Oppenheimer & Co., Inc. (1993-
                             1997); Vice President, Oppenheimer
                             & Co., Inc. (1989-1993).

All directors and officers   --                                       --                            5,871       (2)
as a group

----------
(1) The information as to beneficial ownership is based on statements furnished to the Fund by the directors and officers or based on filings made with the U.S. Securities and Exchange Commission.

(2)  Less than 1%.

* Director so noted is deemed to be an "interested person" (as defined in the Investment Company Act of 1940, as amended) of the Fund and of the Fund's U.S. Co-Adviser, Advantage Advisers, Inc. Mr. Rappaport is an interested person because of his affiliation with CIBC Oppenheimer Corp., the parent company of the Fund's U.S. Co-Adviser.

     The Fund's Board of Directors held four regular meetings and one special meeting during the fiscal year ended July 31, 1998. Each director attended at least seventy-five percent of the aggregate number of meetings of the Board and any committee on which he served. The Fund's Board of Directors has an Audit Committee which is responsible for reviewing financial and accounting matters. The current members of the Audit Committee are Messrs. Gittleman and Brewster and Dr. Rubio. The Audit Committee met twice during the fiscal year ended July 31, 1998.

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Fund's officers and directors, and persons who own more than ten percent of a registered class of the Fund's equity securities, to file reports of ownership and changes in ownership with the U.S. Securities and Exchange Commission (the "SEC") and the New York Stock Exchange, Inc. (the "NYSE"). The Fund believes that during the fiscal year ended July 31, 1998 its officers and directors complied with all filing requirements applicable to them.

Transactions with and Remuneration of Officers and Directors

     The aggregate remuneration paid or accrued for directors not affiliated with Acci Worldwide, S.A. de C.V., the Fund's Mexican Adviser ("Acci"), or Advantage Advisers, Inc., the Fund's U.S. Co-Adviser ("Advantage"), was approximately U.S.$26,650 during the fiscal year ended July 31, 1998, and, for that period, the aggregate amount of expenses reimbursed by the Fund for directors' attendance at directors' meetings was U.S.$7,962. The Fund pays each non-affiliated director an annual fee of U.S.$5,000 plus U.S.$700 for each directors' meeting and committee meeting attended in person and $100 for each meeting attended by means of a telephonic conference. The officers and interested directors of the Fund received no compensation from the Fund.

     The following table sets forth the aggregate compensation paid by the Fund to each director during the fiscal year ended July 31, 1998, as well as the total compensation paid by the Fund and other funds advised by Acci or Advantage or otherwise affiliated with the Fund to each director.

                                                       Pension Or                      Total Compensation
                                                       Retirement        Estimated          From Fund
                                     Aggregate      Benefits Accrued       Annual           And Fund
                                   Compensation      As Part Of Fund    Benefits Upon     Complex Paid
Name Of Person, Position             From Fund          Expenses         Retirement       To Directors
------------------------           ------------     ----------------    -------------  ------------------
Alan Rappaport, Director (1)             $0                $0                 $0                $0
Frederick M. Bohen, Director (1)(2)      $0                $0                 $0                $0
Carroll W. Brewster, Director          $9,050              $0                 $0              $9,050
Sol Gittleman, Director                $8,350              $0                 $0              $8,350
Dr. Luis Rubio, Director               $9,250              $0                 $0              $9,250

----------
(1) Messrs. Rappaport and Bohen, who are considered "interested persons" of the Fund, did not receive any compensation from the Fund for their services as directors.

(2)  Mr. Bohen resigned as a director of the Fund effective November 3, 1997.

The Board of Directors unanimously recommends that stockholders vote in favor of Proposal No. 1

                                 PROPOSAL NO. 2:

                    RATIFICATION OR REJECTION OF SELECTION OF
                             INDEPENDENT ACCOUNTANTS

     At a meeting held on June 30, 1998, the Board of Directors of the Fund, including a majority of the directors who are not "interested persons" of the Fund, as defined in the Investment Company Act of 1940, as amended (the "1940 Act"), recommended the selection of Price Waterhouse LLP to act as independent accountants for the Fund for the fiscal year ending July 31, 1999. Price Waterhouse LLP served as independent accountants for the Fund for a number of prior fiscal years. Effective July 1, 1998, Price Waterhouse LLP merged with Coopers & Lybrand LLP to form PricewaterhouseCoopers LLP. The Fund knows of no direct financial or material indirect financial interest of that firm in the Fund. One or more representatives of PricewaterhouseCoopers LLP are expected to be present at the meeting and will have an opportunity to make a statement if they so desire. Such representatives are expected to be available to respond to appropriate questions from stockholders.

     The Fund's financial statements for the fiscal year ended July 31, 1998 were audited by PricewaterhouseCoopers LLP. In connection with its audit services, PricewaterhouseCoopers LLP reviewed the financial statements included in the Fund's annual report to stockholders and its filings with the SEC.

     The selection of independent auditors is subject to the ratification or rejection of the stockholders of the Fund at the meeting. Ratification of the selection of independent accountants will require the affirmative vote of a majority of the votes cast at the meeting. For this purpose, abstentions and broker non-votes will be considered present for purposes of determining the existence of a quorum for the transaction of business but, not being cast, will have no effect on the outcome of this matter.

     The Board of Directors unanimously recommends that stockholders vote in favor of Proposal No. 2.

                                 PROPOSAL NO. 3:

              REJECTION OR RATIFICATION OF STOCKHOLDER PROPOSAL TO
            TERMINATE THE FUND'S INVESTMENT ADVISORY AGREEMENTS WITH
           ADVANTAGE ADVISERS, INC. AND ACCI WORLDWIDE, S.A. DE C.V.
                      AND TO SEEK A NEW INVESTMENT ADVISER

THE BOARD OF DIRECTORS UNANIMOUSLY AND STRONGLY RECOMMENDS
THAT STOCKHOLDERS VOTE AGAINST PROPOSAL NO. 3. THE DIRECTORS
BELIEVE THAT THIS PROPOSAL IS NOT IN THE BEST INTERESTS OF STOCK-
HOLDERS AND WOULD SUBSTANTIALLY IMPAIR THE ABILITY OF THE FUND TO
CONTINUE TO DELIVER CONSISTENTLY SUPERIOR RESULTS.

     Stockholder Proposal

     A stockholder has submitted the following proposal for inclusion in this Proxy Statement. Such stockholder claims beneficial ownership of 200 shares of common stock of the Fund. The Fund will provide the name and address of the proposing stockholder to any person who so requests such information by written or oral request to The Mexico Equity and Income Fund, Inc., c/o CIBC Oppenheimer Corp., 200 Liberty Street, New York, New York 10281 or by calling (800) 421-4777 or (212) 667-7000.

                                    Proposal

     RESOLVED: The Fund's investment advisory agreement with its investment advisors, Oppenheimer's Advantage Advisers Inc. and Acci Worldwide S.A. de C.V. (AA&AW), shall be terminated and the shareholders recommend that the board solicit competitive proposals for a new investment advisor.

                          Revised Supporting Statement

     I believe AA&AW's advisory contract should be terminated because, in my opinion, the shareholder results with the Fund have been unimpressive. I also believe that management fees are so lucrative to Oppenheimer that effective steps to enhance shareholder value are not taken.

     Since inception on 8/21/90, the Fund's shareholders have paid in $139 million to buy new shares, received $127 million in distributions, and had an investment with a market value of $115 million on 1/31/98. I believe the performance of this investment is unimpressive compared to its costs and the negative impact of its discount on shareholders.

     Shareholders paid out about $22 million in advisory fees, director fees, underwriting fees, and other expenses. The discount of the Fund's shares on 1/31/98 represented an additional $25 million or $2.13 a share in value unavailable to the shareholders.

     After 25 years as a private investor and 10 additional years as an investment professional managing up to $230 million in closed-end fund shares, I am convinced that the biggest problem in fixing discounts and adding market value is the advisory contract. It is so lucrative that the fund manager rarely recommends more than token steps to enhance shareholder value. I believe the Directors owe their positions to Oppenheimer and therefore will not take effective actions such as massive share buy-backs, tender offers, or open-endings. Such steps would reduce the Fund size and the advisory fees paid to Oppenheimer.

     The discount results from supply and demand. A small increase in the expense ratio resulting from the Net Asset Value gains and discount impacts of massive buy-backs would be well worth it. Such buy-backs are the only investment I am aware of where the shareholders are certain to receive added return without any added risk, but they don't happen because they reduce advisory fees! Instead, this Fund conducted two rights offerings and sold new shares at a discount, which diluted the asset value, added to the supply of shares, and increased the advisory fees paid to Oppenheimer.

     It is prohibitively expensive and time consuming for shareholders to wage successful proxy fights to replace staggered Boards of Directors hand picked by the investment advisor. Fortunately, the Investment Company Act gives shareholders one practical tool to fix this problem. A majority can vote to "fire" the investment manager.

     The advisory contract is valuable. Qualified advisors can be found that will work with a motivated Board to enhance shareholder value.

     We have a chance to send a loud and clear message to the Board that we want the Fund run exclusively for the benefit of the Fund's owners. Vote for this shareholder sponsored resolution.

          THE BOARD OF DIRECTORS RESPONSE TO THE STOCKHOLDER'S PROPOSAL

Your Board of Directors unanimously opposes the proposal described above and strongly urges all stockholders to vote against the proposal. The reasons for this unanimous opinion are as follows.

     Your Board of Directors strongly urges you to vote against the proposal to terminate the Investment Advisory Agreements (as defined below) with Advantage and Acci (together, the "Investment Advisers"). The proponent's claim that the Fund's performance has been "unimpressive" is simply untrue, and the proponent fails to offer any credible, substantive basis for this argument. In fact, the Fund has consistently outperformed the other Mexico closed-end funds. We firmly believe that Advantage and Acci, who are responsible for the Fund's excellent performance, have performed exceptionally well under difficult circumstances.

     Your Board of Directors unanimously approved the continuation of the Investment Advisory Agreements with Advantage and Acci at a meeting held on June 30, 1998. The Directors considered and evaluated a great deal of information in making this determination. Such information included descriptions of the Investment Advisers' businesses, operations and investment philosophies, financial information, profitability to the Investment Advisers of the Investment Advisory Agreements, a comparison of the Fund's performance to other Mexico closed-end funds and the Mexican market, financial information relating to the Fund, and comparative advisory fees and expense ratios.

   After full consideration, the directors unanimously approved the continuation of the Investment Advisory Agreements with the Investment Advisers. For the reasons discussed below, the directors urge you to vote against the proposal to terminate these Investment Advisory Agreements. Your Board of Directors believes that terminating these agreements is not in the best interests of the stockholders and would substantially impair the ability of the Fund to continue to deliver consistently superior results.

     A. The Fund has consistently outperformed the other Mexico closed-end funds.

     The Fund was created in August 1990 to have a broad exposure to the Mexican market using a balanced approach. This reflected the Fund's fundamental objective and policy of seeking high total return through capital appreciation and current income through investment in equity and convertible and other debt securities issued by Mexican companies. Consistent with this objective, the Fund has, since its inception through August 31, 1998, maintained an average exposure to fixed income securities at a level greater than 30%.

     As a result of the Investment Advisers' successful execution of this policy, the Fund has consistently outperformed the other closed-end Mexico funds and the Mexican Bolsa Index both in terms of higher returns and lower volatility. The Fund has experienced excellent performance since its inception due to the Investment Advisers' portfolio management abilities and efforts to enhance stockholder value.

     The Fund has consistently outperformed the other two U.S. listed closed-end Mexico funds since the Fund's inception, as well as for the one year, two year, three year, four year and five year periods ended August 31, 1998.(1) On a five year basis as of August 31, 1998, the Fund's U.S. dollar net asset value ("NAV"), on average depreciated 4.6% annually. By comparison, over the same period, on average the NAV of The Mexico Fund, Inc. ("MXF") depreciated 11.3% annually, the NAV of The Emerging Mexico Fund, Inc. ("MEF") depreciated 15.9% annually, and the Mexican Bolsa Index depreciated, on a U.S. dollar basis, 12.5% annually. Moreover, during the recent period of sharp equity market declines, the Fund still outperformed the other closed-end Mexico funds and the Mexican Bolsa Index. During the twelve month period ended August 31, 1998, the Fund's performance, on a percentage change of NAV basis, was better than that of MXF and MEF by over 300 and 1,300 basis points, respectively, and better than the percentage change of the Mexican Bolsa Index on a U.S. dollar basis by over 400 basis points.

----------
(1) All performance figures for the Fund, MXF and MEF were provided by Lipper Analytical Services, Inc.

     The Fund has achieved this strong relative performance with lower volatility than other closed-end Mexico funds and the Mexican Bolsa Index. Using volatilities calculated based upon standard deviations of weekly returns on a U.S. dollar basis, the Fund is ranked the least volatile closed-end Mexico fund. From the Fund's inception through August 28, 1998, the NAV volatility of the Fund was 28.04%.(2) For the same period, MXF and MEF(3) experienced considerably higher NAV volatility of 32.82% and 35.77% respectively, and the Mexican Bolsa Index experienced volatility of 38.92%.(4) For the same period, the Fund's market price volatility of 38.07% was also less than the other closed-end Mexico funds. MXF and MEF experienced market price volatility of 38.55% and 42.25% respectively, and the Mexican Bolsa experienced volatility of 38.92%.

     In short, under the guidance of the Investment Advisers, the Fund has produced a remarkable combination of achieving the best performance among its peer group of funds with the lowest level of volatility.

     The proponent bases his proposal that the Fund's Investment Advisory Agreements be terminated principally on his unsubstantiated claim that stockholder results with the Fund have been unimpressive. As indicated above, this claim is simply not supported by the facts. The performance of the Fund as compared to the other closed-end Mexico funds and the Mexican Bolsa Index has been exceptional in every significant respect and consistently so from period to period. We, as your directors, find no objective basis for even considering the termination of the Investment Advisory Agreements because of poor or unimpressive performance. On the contrary, we are very pleased with the Fund's performance and see no basis for changing the Fund's Investment Advisers.

     B. The Board of Directors and the Investment Advisers have been and continue to be committed to enhancing stockholder value.

     The Board of Directors and the Investment Advisers have continuously sought to enhance stockholder value by achieving superior performance results and making high dividend payments to stockholders. The proponent's implication that the Board of Directors and the Investment Advisers do not take effective steps to enhance stockholder value because fees are "so lucrative" is false and misleading. The proponent fails to recognize that the Investment Advisers' fees are based upon the Fund's NAV. Thus, the Investment Advisers' incentive is to enhance stockholder value through strong performance. As illustrated above, the Fund has achieved this strong performance, outperforming the other closed-end Mexico funds and the Mexican Bolsa Index. This achievement has enhanced stockholder value.

     Furthermore, the Fund has been committed to enhancing stockholder value through high dividend payments. The Fund has not sought to maintain the NAV of the Fund in order to preserve the Investment Advisers' fees. Rather, since the Fund's inception, the Fund has focused on the importance of dividends to enhance stockholder value. The Fund has been managed to generate high

----------
(2) In accordance with industry practice, the Fund calculates its net asset value on Fridays. August 28, 1998, was the last Friday in August.
(3) The volatility of MEF was calculated based on MEF's date of inception, October 30, 1990.
(4) The volatility of the Mexican Bolsa is calculated based on standard deviations of monthly returns on a U.S. dollar basis. The information necessary to calculate the standard deviation of weekly returns of the Mexican Bolsa on a U.S. dollar basis is not readily available.

income consistent with its investment objectives. The Fund has distributed an aggregate of $127 million in cash dividends since its inception, or an average annual distribution to stockholders of 10.93% of the average NAV of the Fund. These distributions directly reduced the NAV of the Fund, and thus, reduced fees to the Investment Advisers.

     The Board of Directors' proven commitment to enhancing stockholder value through achieving consistently superior results and making exceptionally high dividend payments clearly demonstrates that the proponent's statements are simply untrue.

     C. Termination of the Investment Advisory Agreements could result in substantial costs and uncertainty.

     Your directors also urge you to vote against the proposal because terminating the Investment Advisory Agreements will be costly and will pose considerable uncertainties for the Fund. If the stockholder proposal is adopted, the directors will have to make new investment advisory arrangements which would then have to be approved by a majority of stockholders. The Fund's investment process would be disrupted considerably by this process. Given the current illiquidity and volatility in the Mexican markets, this disruption raises even greater risks for the Fund.

     Moreover, termination of the Investment Advisory Agreements would be costly. The directors believe that the difficulty of finding and retaining a new adviser with comparable experience in the Mexican market, the costs of negotiating acceptable advisory arrangements with a new adviser and the disturbance that this would entail to the management of the Fund, would result in significant expenses for the Fund.

     We believe that the proponent's suggestion that the Investment Advisory Agreements be terminated and that a new adviser could be easily found who will substantially enhance shareholder value is unrealistic, simplistic and misleading. In fact, an abrupt termination of the Investment Advisory Agreements would be expensive for the Fund and would substantially disrupt the vital investment advisory services it now receives from the Investment Advisers. In addition, both the advisory fees paid to the Investment Advisers and the Fund's expense ratio are substantially lower than the fees and expenses incurred by other Latin American funds. We as your directors believe it is highly unlikely that we could identify and install a new investment adviser with a performance record and fee arrangement as favorable as that which exists with the Investment Advisers. In any case, the substantial expense and disruption to the Fund which would result from this action are completely unwarranted given the excellent performance record achieved by the Investment Advisers and the comparatively low cost to the Fund of their advisory services.

     The proponent has argued that the advisory fees paid by the Fund to the Investment Advisers are so lucrative that effective steps to enhance shareholder value are not taken. We believe that the proponent's characterization of the advisory fees paid by the Fund as overly lucrative is inappropriate and unfair. In fact, the advisory fees paid by the Fund to the Investment Advisers are substantially lower than the advisory fees paid by other funds investing in the Latin American region.

     Currently, for services rendered to the Fund, the Investment Advisers receive a monthly advisory fee at an annual rate equal to 0.92% (less than 1%) of the Fund's average monthly net assets.

According to a Lipper Analytical Services, Inc. survey of 12 funds which invest in the Latin American region, based upon annual expense numbers from the most recent audited annual reports for such funds (the "Lipper Survey"), average advisory fees are 1.14% of average net assets for funds investing in the Latin American region. The Fund's 0.92% advisory fees are thus 19.29% below the average advisory fees for other funds investing in the Latin American region.

     In addition, the Fund's expense ratio is less than comparable funds. According to the Lipper Survey, the average expense ratio of funds investing in the Latin American region is 1.74% of net assets. The Fund's expense ratio for the twelve month period ended June 30, 1998, is 1.49% of net assets. Thus, the Fund's expense ratio is 14.37% lower than the average expense ratio for other closed-end funds investing in the Latin American region.

     D. The proposal includes misleading statements regarding the Fund's directors.

     The proponent's supporting statement suggests that the Fund's directors were "hand picked by" and "owe their positions to" the Investment Advisers and therefore strongly suggests that they do not fulfill their fiduciary responsibility to the Fund. The proponent's assertions directly impugn the character and integrity of the directors and make serious charges of improper conduct without factual foundation. The directors of the Fund have fiduciary responsibilities to stockholders in managing the business and affairs of the Fund, and the directors have been advised and counseled on these responsibilities and have endeavored to discharge their responsibilities in an independent and professional manner.

     The proponent has overlooked or disregarded the fact that the directors are elected by stockholders at annual stockholder meetings. Accordingly, the directors owe their positions to you, the stockholders of the Fund, not the Investment Advisers. The implication that the directors are controlled by the Investment Advisers and have breached their duty is therefore unfounded and untrue.

     E. Your Board of Directors has considered methods of reducing the discount that the Fund's shares have been trading to NAV.

     The proponent claims that the stockholders should terminate the Investment Advisory Agreements because the Fund "will not take effective actions such as massive share buy-backs, tender offers, or open-endings" to reduce the discount. This charge is wholly without merit. Your Board of Directors has consistently considered methods of reducing the discount, including share repurchases, tender offers and open-ending, and has determined after extensive analysis that such steps are not likely to provide sustained discount reduction or are not in the best interests of stockholders.

     In particular, the Board continues to believe that our stockholders derive many benefits from the Fund's closed-end structure. The closed-end structure allows the Fund to maintain a stable pool of assets, without the need to keep assets in low-yielding cash or to liquidate assets, sometimes at inopportune times, to meet redemption requests. This structure allows the Fund to buy more illiquid holdings which can and have benefitted the Fund's performance. The Fund believes that the closed-end structure is especially well suited for investing, as does the Fund, primarily in the stocks of a single foreign country such as Mexico. The structure frees the Fund to concentrate on optimizing stock selection. The recent illiquidity and volatility in the Mexican markets have reconfirmed the advantages of the closed-end structure.

     Furthermore, the Board is concerned about the impact of open-ending on the Fund's expenses. Open-ending the Fund could lead to higher expense ratios because fixed expenses would be spread across a smaller asset base due to redemptions.

     Your Board of Directors continues to be concerned about the market wide phenomenon of discounts and will continue to consider different options to attempt to reduce the Fund's discount. The Board will, however, only take actions it believes will be effective and in the best interests of stockholders. Proposal No. 3 is not in the best interests of stockholders.

Required Vote

     Approval of the stockholder proposal would require the affirmative vote of a majority of the Fund's outstanding shares of common stock. As defined in the 1940 Act, a "majority of outstanding shares" means the lesser of 67% of the voting securities present at the Annual Meeting of Stockholders, if a quorum is present, or 50% of the outstanding securities. For this purpose, both abstentions and broker non-votes will have the effect of a vote against the stockholder proposal. If the Investment Advisory Agreements are terminated by the stockholders at the Annual Meeting of Stockholders, the Board of Directors will consider the Fund's options which may include, among other alternatives, liquidating the Fund, merging the Fund with another fund, or searching for replacement investment advisers.

THEREFORE, THE DIRECTORS UNANIMOUSLY AGREE THAT THIS PROPOSAL IS NOT IN THE BEST INTERESTS OF ALL STOCKHOLDERS OF THE FUND AND WOULD SUBSTANTIALLY IMPAIR THE ABILITY OF THE FUND TO CONTINUE TO DELIVER CONSISTENTLY SUPERIOR RESULTS. THE BOARD OF DIRECTORS STRONGLY RECOMMENDS THAT STOCKHOLDERS VOTE AGAINST PROPOSAL NO. 3.

The Investment Advisers

     Advantage serves as U.S. Co-Adviser to the Fund pursuant to a U.S. Co-Advisory Agreement dated November 3, 1997 (the "U.S. Co-Advisory Agreement"). Advantage is a wholly-owned subsidiary of CIBC Oppenheimer Corp. ("CIBC OpCo"), which is indirectly owned by The Canadian Imperial Bank of Commerce. Effective November 3, 1997, CIBC Wood Gundy Securities Corp. acquired Oppenheimer Holdings, Inc., forming CIBC OpCo. In connection with this acquisition, the Fund and Advantage entered into the current U.S. Co-Advisory Agreement, the terms of which are identical to those of the original U.S. Co-Advisory Agreement dated August 14, 1990. Although the U.S. Co-Advisory Agreement had an initial two-year term, and thus approval by the Board of Directors of the Fund was not technically required at the June 1998 meeting of the Board of Directors, the Board approved the continuation of the U.S. Co-Advisory Agreement in order to maintain the past pattern of obtaining Board approval of both advisory agreements on an annual basis.

     Advantage is a corporation organized under the laws of Delaware on May 31, 1990 and a registered investment adviser under the Investment Advisers Act of 1940, as amended (the "Advisers

Act"). Advantage has served as U.S. Co-Adviser pursuant to the U.S. Co-Advisory Agreement since the Fund's inception. The principal business address of Advantage is CIBC Oppenheimer Tower, 200 Liberty Street, One World Financial Center, New York, New York, 10281.

     The names titles and principal occupations of the current directors and executive officers of Advantage are set forth in the following table. The business address of each person listed below is CIBC Oppenheimer Tower, 200 Liberty Street, One World Financial Center, New York, New York, 10281.

   Name                             Title And Principal Occupation
   ----                             ------------------------------

   Stephen Robert ...............   Chairman and a Director of Advantage and Vice Chairman and a Director of
                                    CIBC OpCo

   Alan H. Rappaport ............   President and a Director of Advantage and a Managing Director and Director of
                                    CIBC OpCo

   Dennis E. Feeney .............   Vice President of Advantage and Chief Financial Officer and a Managing
                                    Director of CIBC OpCo

   Nitin Sheth ..................   Vice President of Advantage and a Managing Director of CIBC OpCo

   Melvin S. Herman .............   Treasurer of Advantage and a Managing Director of CIBC OpCo

   Robert I. Kleinberg ..........   Director of Advantage and Managing Director, General Counsel and Assistant
                                    Secretary of CIBC OpCo

   Robert A. Blum ...............   Assistant Secretary of Advantage and a Managing Director and Assistant
                                    Secretary of CIBC OpCo

   Miriam I. Katz ...............   Corporate Secretary of Advantage and of CIBC OpCo

     The following table provides information regarding the directors and officers of the Fund who are also directors, officers or employees of Advantage.

                                       Position With
                                   The Mexico Equity And                   Position With
    Name                             Income Fund, Inc.                       Advantage
    ----                           --------------------                    -------------

   Alan H. Rappaport ...........    Chairman of the Board               President and Director

   Robert A. Blum ..............    President and Secretary             Assistant Secretary

     Acci serves as the Mexican adviser to the Fund pursuant to the investment advisory agreement dated October 14, 1991 (the "Mexican Advisory Agreement"). Acci was organized in 1990 as a company with limited liability under the laws of Mexico to carry on investment management activities, and is a registered investment adviser under the Advisers Act. Acci is a wholly owned subsidiary of Acciones y Valores de Mexico, S.A. de C.V. ("AVM").

     AVM, organized in 1971, owns 100% of the capital stock of the Mexican Adviser. AVM provides institutional and brokerage services as well as financial advice to investors and securities issuers, specializing in money market, brokerage and corporate finance operations, and provides investment advice to Mexican investment funds. AVM is one of the leading brokerage firms in Mexico and is a wholly owned subsidiary of Grupo Financiero Banamex Accival, S.A. de C.V. ("Grupo Banacci").

     AVM holds 100% of the capital stock of ACCI Securities, Inc., a securities brokerage firm incorporated in Delaware in June 1990, with its principal place of business in New York, New York. ACCI Securities, Inc. is registered as a broker-dealer with the United States Securities and Exchange Commission and effects transactions as a broker in Mexican securities, primarily for U.S. institutional investors and, solely incidental thereto, provides investment advice and research.

     The names, titles and principal occupations of the current directors and executive officers of Acci are set forth in the following table. The business address of each person listed below is Paseo de la Reforma 398, Mexico City, D.F., Mexico 06600.

   Name                             Title And Principal Occupation
   ----                             ------------------------------
   Alfredo Loera ................   Deputy President Asset Management of AVM and Chairman of Acci

   Maria Eugenia Pichardo .......   Managing Director and Asset Management Director of AVM and Director
                                    General and Secretary of Acci

   Enrique Garay ................   Deputy Managing Director of the Trading Equities Division of AVM and
                                    Deputy Director of Acci

   Vidal Lavin ..................   Deputy Asset Management Director of AVM and Deputy Director of Acci

   Marcela Martinez .............   Operations Manager Acci

   Cuitlahuac Gudino ............   Equities Operations Control Manager of AVM and Officer of Acci

   Francisco Lopez ..............   Assistant Director General & Officer of Acci

The U.S. Co-Advisory Agreement and the Mexican Advisory Agreement

     The Board of Directors of the Fund, including a majority of the directors who are not "interested persons" (as defined in the 1940 Act), most recently approved the U.S. Co-Advisory Agreement and the Mexican Advisory Agreement (the "Investment Advisory Agreements") at the meeting of the Board of Directors of the Fund held on June 30, 1998. If Proposal No. 3 is not approved, the Investment Advisory Agreements will remain in effect until the June 1999 meeting of the Board of Directors.

     Copies of each of the U.S. Co-Advisory Agreement and Mexican Advisory Agreement are set forth as Exhibits A and B hereto, respectively.

Investment Advisory Services

     Pursuant to the U.S. Co-Advisory Agreement, Advantage provides advice and consultation to the Mexican Adviser regarding the Fund's overall investment strategy and the Mexican Adviser's individual decisions to buy, sell or hold particular securities. In addition, Advantage furnishes to the Mexican Adviser and the Fund international economic information and analysis with particular emphasis on macroeconomic issues relating to Mexico and North America. Advantage also furnishes to the Mexican Adviser investment advice regarding global and U.S. debt securities, particularly with respect to investments made during defensive periods, and regarding the Fund's assets held for distribution or payment of expenses or pending reinvestment in securities. In addition, Advantage makes investment decisions jointly with the Mexican Adviser regarding any convertible debt security acquisitions made by the Fund and would participate in the process of negotiating and structuring any future acquisitions of convertible debt securities directly from Mexican companies.

     Advantage also provides investors with information with respect to the Mexican economy and securities market, the net asset value of the Fund's portfolio and the general composition of such portfolio, including by making available to investors a toll free telephone number ((800) 421-4277). Advantage also supervises and coordinates the work of the Fund's administrator with respect to regulatory filings and the overall administration of the Fund in the United States.

     Pursuant to the Mexican Advisory Agreement, Acci makes investment decisions for the Fund, prepares and makes available to the Fund research and statistical data in connection therewith and supervises the acquisition and disposition of securities by the Fund, including the selection of brokers or dealers to carry out such transactions on behalf of the Fund, subject to the direct participation by the U.S. Co-Adviser in any investment decisions with respect to investments by the Fund in convertible debt securities. All decisions to acquire convertible debt securities require the concurrence of both the Mexican Adviser and the U.S. Co-Adviser. In the case of securities transactions other than the acquisition of convertible debt securities, the Mexican Adviser receives advice from, and consults with, the U.S. Co-Adviser regarding the Fund's overall investment strategy and the Mexican Adviser's individual decisions to buy, sell or hold particular securities. Subject to this participation by the U.S. Co-Adviser and the oversight and supervision of the Fund's Board of Directors, the Mexican Adviser is responsible for the management of the Fund's portfolio in accordance with the Fund's investment objective and policies and for making decisions to buy, sell or hold particular securities.

Limitation on Liability

     The Investment Advisory Agreements provide that the Investment Advisers are not liable for any act or omission, any error of judgment or of law, or for any loss suffered by the Fund in connection with matters to which the Investment Advisory Agreements relate, except by reason of willful misfeasance, bad faith or gross negligence on the part of the Investment Advisers in the performance of their obligations and duties or by reason of their reckless disregard of their obligations and duties under the Investment Advisory Agreements.

Expenses and Advisory Fees

     The Mexican Adviser and the U.S. Co-Adviser are each obligated to pay expenses associated with providing the services contemplated by the agreements to which they are parties, including compensation of and office space for their respective officers and employees connected with investment and economic research, trading and investment management and administration of the Fund, as well as the fees of all directors of the Fund who are affiliated with those companies or any of their affiliates. The Fund will bear travel expenses, or an appropriate fraction thereof, of directors and officers of the Fund who are directors, officers or employees of the Mexican Adviser or any of its affiliates or the U.S. Co-Adviser or any of its affiliates to the extent that such expenses relate to attendance at meetings of the Board of Directors of the Fund or any committees thereof. The Fund pays all other expenses incurred in the operation of the Fund including, among other things, expenses for legal and independent accountants' services, costs of printing proxies, stock certificates and stockholder reports, charges of the custodian, subcustodian and transfer and dividend paying agent, expenses in connection with the Dividend Reinvestment Plan, U.S. Securities and Exchange Commission fees, fees and expenses of unaffiliated directors, accounting and pricing costs, membership fees in trade associations, fidelity bond coverage for the Fund's officers and employees, directors' and officers' errors and omissions insurance coverage, interest, brokerage costs and stock exchange fees, taxes, stock exchange listing fees and expenses, expenses of qualifying the Fund's shares for sale in various states and foreign jurisdictions, litigation and other extraordinary or nonrecurring expenses, and other expenses properly payable by the Fund.

     For its services under the U.S. Co-Advisory Agreement, Advantage receives a monthly advisory fee, which is payable in U.S. Dollars, at an annual rate equal to 0.40% of the Fund's average monthly net assets. For the year ended July 31, 1998, the Fund incurred U.S. Co-Advisory fees amounting to U.S.$651,438.

     For its services under the Mexican Advisory Agreement, Acci receives a monthly fee at an annual rate equal to 0.52% of the Fund's average monthly net assets. For the year ended July 31, 1998, the Fund incurred Mexican Advisory fees amounting to U.S.$846,869.

     For the fiscal year ended July 31, 1998, the Fund paid brokerage commissions of U.S.$622,350, and an affiliate of Acci earned 19.2% of such brokerage commissions in the amount of U.S.$119,651.

Duration and Termination

     As indicated above, if Proposal No. 3 is not approved by the stockholders, the Investment Advisory Agreements will remain in effect until the June 1999 meeting of the Board of Directors, and thereafter will continue in effect for successive annual periods provided such continuance is specifically approved at least annually by (i) a majority of the members of the Fund's Board of Directors who are not parties to such agreements, and who are not "interested persons" (as defined in the 1940 Act) of any such party, and (ii) a majority of the Fund's Board of Directors or the holders of a "majority of the outstanding voting securities" (as defined in the 1940 Act) of the Fund. The Investment Advisory Agreements may be terminated, without penalty, on 60 days' prior written notice, by the Fund's Board of Directors, and by a vote of the holders of a "majority of the outstanding voting securities" of the Fund, or by the Investment Advisers. In addition, the Investment Advisory Agreements will terminate automatically in the event of their "assignment" (as defined in the 1940 Act).

                                  MISCELLANEOUS

     Proxies will be solicited by mail and may be solicited in person or by telephone or facsimile by officers of the Fund or personnel of CIBC OpCo. The Fund has retained D.F. King & Co., Inc. to assist in the proxy solicitation. The cost of their services is estimated at U.S.$15,000, plus reimbursement of expenses. The expenses connected with the solicitation of these proxies and with any further proxies which may be solicited by the Fund's officers or agents in person, by telephone or by telegraph will be borne by the Fund. The Fund will reimburse banks, brokers, and other persons holding the Fund's shares registered in their names or in the names of their nominees for their expenses incurred in sending proxy material to and obtaining proxies from the beneficial owners of such shares.

     Any of the persons named as attorneys in the enclosed proxy may propose one or more adjournments to permit further solicitations of proxies. Any such adjournment will require the affirmative vote of the holders of a majority of the shares present in person or by proxy at the session of the meeting to be adjourned. The persons named as attorneys in the enclosed proxy will vote in favor of such adjournment those proxies which they are entitled to a vote in favor of the proposal for which further solicitation of proxies is to be made. They will vote against any such adjournment those proxies required to be voted against such proposal. The costs of any such additional solicitation and of any adjourned session will be borne by the Fund.

                              STOCKHOLDER PROPOSALS

     In order to submit a stockholder proposal to be considered for inclusion in the Fund's proxy statement for the Fund's 1999 Annual Meeting of Stockholders, stockholder proposals must be received by the Fund (addressed to The Mexico Equity and Income Fund, Inc., World Financial Center, 200 Liberty Street, New York, New York 10281) not later than June 7, 1999. Any stockholder who desires to bring a proposal at the Fund's 1999 Annual Meeting of Stockholders without including such proposal in the Fund's proxy statement, must deliver written notice thereof to the Secretary of the Fund (addressed to The Mexico Equity and Income Fund, Inc., World Financial Center, 200 Liberty Street, New York, New York 10281) not before August 11, 1999 and not later than September 10, 1999.


                                             By order of the Board of Directors,


                                             ROBERT A. BLUM
                                             President and Secretary

 World Financial Center
200 Liberty Street
New York, New York 10281
October 5, 1998

                                                                       EXHIBIT A

                           U.S. CO-ADVISORY AGREEMENT

     Agreement dated and effective as of November 3, 1997, between THE MEXICO EQUITY AND INCOME FUND, INC., a Maryland corporation (herein referred to as the "Fund") and Advantage Advisers, Inc., a Delaware corporation (herein referred to as the "U.S. Co-Adviser").

     1. Appointment of U.S. Co-Adviser. The U.S. Co-Adviser hereby undertakes and agrees, upon the terms and conditions herein set forth, (i) to furnish to the Fund's Mexican Adviser, Acci Worldwide, S.A. de C.V. (hereinafter the "Mexican Adviser") and the Fund such investment advice, research and assistance as the Mexican Adviser and the Fund shall from time to time reasonably request;
(ii) to furnish to the Mexican Adviser and the Fund international economic information and analysis with particular emphasis on macroeconomic issues within the international economic community, particularly issues relating to Mexico and North America; (iii) to consult with the Mexican Adviser and the Fund with respect to emerging trends and developments in the international community with particular emphasis on opportunities for Mexican entities both domestically and internationally; (iv) to monitor the shares of the Fund with the shares of other closed-end investment companies selected for such comparison jointly by the Fund, the U.S. Co-Adviser and the Mexican Adviser, with respect to market price, net asset value, distributions and other market indices and performance indicators selected jointly by the Fund, the U.S. Co-Adviser and the Mexican Adviser and to monitor the effect of issuer tender offers and share repurchase programs; (v) to evaluate the trading pattern in the Fund's shares, the potential causes of any discount from, or premium over, net asset value per share and actions which might be taken with respect to any such variations from net asset value; (vi) to furnish investment advice regarding global and U.S. (including governmental and private issuers) debt securities, particularly with respect to the period of initial investment of the Fund's assets in Mexican securities as contemplated in the Fund's Prospectus, the investment of the Fund's assets during defensive periods and the investment of the Fund's assets held pending distributions to the Fund's shareholders or payment of the Fund's expenses or pending reinvestment of the Fund's assets in securities; (vii) to provide investors with information with respect to the Mexican economy and securities market, the asset value of the Fund's portfolio and the general composition of such portfolio and other asset management issues, including by making available to investors, at the U.S. Co-Adviser's expense, a toll free telephone number which may be used to access such information; (viii) to supervise and coordinate the work of the Fund's Administrator with respect to regulatory filings and the overall administration of the Fund in the United States; (ix) to furnish, without undue expense to the U.S. Co-Adviser, for the use of the Fund such office space and facilities as the Fund may require for its reasonable needs in New York and to furnish, at the expense of the U.S. Co-Adviser, clerical services in New York related to research, statistical and investment work for the benefit of the Fund; and (x) to pay the salaries, fees and expenses of such of the Fund's officers, directors or employees (including, where applicable, the Fund's share of payroll taxes) as are directors, officers, or employees of the U.S. Co-Adviser or any of its affiliates; provided, however, that the Fund, and not the U.S. Co-Adviser, shall pay travel expenses or an appropriate fraction thereof of directors and officers of the Fund who are directors, officers or employees of the U.S. Co-Adviser or any of its affiliates to the extent that such expenses relate to attendance at meetings of the Fund's Board of Directors or any committee thereof.

     In connection herewith, the U.S. Co-Adviser agrees to maintain a staff within its organization to furnish the above services to the Fund and to the Mexican Adviser. The U.S. Co-Adviser shall bear all expenses arising out of its duties hereunder.

     2. Relationship with Mexican Co-Adviser. In connection with the rendering of the services required under Section 1, the Fund has entered into an agreement dated the date hereof with the Mexican Adviser, which is to furnish certain services to the Fund pursuant to such agreement. Furthermore, it is agreed and acknowledged that the U.S. Co-Adviser will participate in the process of negotiating and structuring the Fund's acquisitions of convertible debt securities directly from Mexican companies and will make all investment decisions regarding these acquisitions jointly with the Mexican Adviser. Pursuant to the Agreement entered into by the Fund and the Mexican Adviser, all decisions to acquire these convertible debt securities will require the concurrence of both the Mexican Adviser and U.S. Co-Adviser, and neither one will be able to proceed with a proposed acquisition without the agreement of the other. In the case of other securities transactions, the U.S. Co-Adviser will provide advice and consultation to the Mexican Adviser regarding the Fund's overall investment strategy and the Mexican Adviser's individual decisions to buy, sell or hold particular securities.

     3. Remuneration. The Fund agrees to pay in U.S. dollars to the U.S. Co-Adviser, as full compensation for the services to be rendered and expenses to be borne by the U.S. Co-Adviser hereunder, a monthly fee at an annual rate equal to 0.40% of the value of the Fund's average monthly net assets. For purposes of computing the fee, the average monthly net assets of the Fund are determined at the end of each month on the basis of the average net assets of the Fund for each week during the month. The assets for each weekly period are determined by averaging the net assets at the last business day of a week with the net assets at the last business day of the prior week. The value of the net assets of he Fund shall be determined pursuant to the applicable provisions of the Investment Company Act of 1940, as amended (the "1940 Act"), and the directions of the Fund's Board of Directors. Such fee shall be computed beginning on the date on which the Fund receives the net proceeds of the sale of its shares of common stock in the initial public offering thereof (the "Effective Date") until the termination, for whatever reason, of this Agreement. The fee for the period from the end of the last month ending prior to termination of this Agreement to the date of termination and the fee for the period from the Effective Date through the end of the month during which the Effective Date occurs shall be prorated according to the proportion which such period bears to the full monthly period. Except as provided below, each payment of a monthly fee of the U.S. Co-Adviser shall be made within ten days of the first day of each month following the day as of which such payment is computed. Upon the termination of this Agreement before the end of any month, such fee shall be payable on the date of termination of this Agreement.

     4. Representations and Warranties. The U.S. Co-Adviser represents and warrants that it is duly registered and authorized as an investment adviser under the United States Investment Advisers Act of 1940, as amended, and the U.S. Co-Adviser agrees to maintain effective all requisite registrations, authorizations and licenses, as the case may be, until the termination of this Agreement.

     5. Services Not Deemed Exclusive. The services provided hereunder by the U.S. Co-Adviser are not to be deemed exclusive and the U.S. Co-Adviser and any of its affiliates or related persons are free to render similar services to others and to use the research developed in connection with this Agreement for other clients or affiliates. Nothing herein shall be construed as constituting the U.S. Co-Adviser an agent of the Mexican Adviser or of the Fund.

     6. Limit of Liability. The U.S. Co-Adviser may rely on information reasonably believed by it to be accurate and reliable. Neither the U.S. Co-Adviser nor its officers, directors, employees, agents or any controlling persons as defined in the 1940 Act shall be subject to any liability for any act or omission, error of judgment or mistake of law, or for any loss suffered by the Fund in the course of, connected with or arising out of any services to be rendered hereunder except by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties or by reason of reckless disregard on the part of the U.S. Co-Adviser of its obligations and duties under this Agreement. Any person, even though also employed by the U.S. Co-Adviser, who may be or become an employee of the Fund shall be deemed, when acting within the scope of his employment by the Fund, to be acting in such employment solely for the Fund and not as an employee or agent of the U.S. Co-Adviser.

     7. Duration and Termination. This Agreement shall remain in effect until November 2, 1999, and shall continue in effect thereafter, but only so long as such continuance is specifically approved at least annually by the affirmative vote of (i) a majority of the members of the Fund's Board of Directors who are not interested persons of the Fund or the U.S. Co-Adviser, cast in person at a meeting called for the purpose of voting on such approval, and (ii) a majority of the Fund's Board of Directors or the holders of a majority of the outstanding voting securities of the Fund.

     Notwithstanding the above, this Agreement (a) may nevertheless be terminated at any time, without penalty, by the Fund's Board of Directors, by vote of holders of a majority of the outstanding voting securities of the Fund or by the U.S. Co-Adviser, upon 60 days' written notice delivered to each party hereto, and (b) shall automatically be terminated in the event of its assignment, provided, however, that a transaction which does not, in accordance with the 1940 Act, result in a change of actual control or management of the U.S. Co-Adviser shall not be deemed to be an assignment for purposes of this Agreement. Any such notice shall be deemed given when received by the addressee.

     8. Non-Assignment and Amendment. This Agreement may not be transferred, assigned, sold or in any manner hypothecated or pledged by any party hereto other than as permitted pursuant to Section 7. It may be amended by mutual agreement, but only after authorization of such amendment by the affirmative vote of (i) the holders of a majority of the outstanding voting securities of the Fund; and (ii) a majority of the members of the Fund's Board of Directors who are not interested persons of the Fund or the U.S. Co-Adviser or of any entity regularly furnishing investment advisory services with respect to the Fund pursuant to any agreement with the U.S. Co-Adviser, cast in person at a meeting called for the purpose of voting on such approval.

     9. Governing Law. This Agreement shall be governed, construed and interpreted in accordance with the laws of the State of New York, provided, however, that nothing herein shall be construed as being inconsistent with the 1940 Act. As used herein the terms "interested person", "assignment" and "vote of a majority of the outstanding voting securities" shall have the meanings set forth in the 1940 Act.

     10. Notices. Any notice hereunder shall be in writing and shall be delivered in person or by telex or facsimile (followed by delivery in person) to the parties at the addresses set forth below.

     If to the Fund:

                  The Mexico Equity and Income Fund, Inc.
                  200 Liberty Street
                  New York, New York  10281
                  Tel:     (212) 667-5000
                  Fax:     (212) 667-6047
                  Attn:  President

   If to the U.S. Co-Adviser:

                  Advantage Advisers, Inc.
                  200 Liberty Street
                  New York, New York  10281
                  Tel:     (212) 667-5000
                  Fax:     (212) 667-5851
                  Attn:  President

or to such other address as to which the recipient shall have informed the other parties in writing.

     Unless specifically provided elsewhere, notice given as provided above shall be deemed to have been given, if by personal delivery, on the day of such delivery, and, if by telex or facsimile and mail, on the date on which such telex or facsimile is sent.

     11. Consent to Jurisdiction. Each party hereto irrevocably agrees that any suit, action or proceeding against the U.S. Co-Adviser or the Fund arising out of or relating to this Agreement shall be subject exclusively to the jurisdiction of the United States District Court for the Southern District of New York and the Supreme Court of the State of New York, New York County, and each party hereto irrevocably submits to the jurisdiction of each such court in connection with any such suit, action or proceeding. Each party hereto waives any objection to the laying of venue of any such suit, action or proceeding in either such court, and waives any claim that such suit, action or proceeding has been brought in an inconvenient forum. Each party hereto irrevocably consents to service of process in connection with any such suit, action or proceeding by mailing a copy thereof by registered or certified mail, postage prepaid, to their respective addresses as set forth in this Agreement.

     12. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto caused their duly authorized signatories to execute this Agreement as of the day and year first written above.


                                        THE MEXICO EQUITY AND INCOME
                                          FUND, INC.


                                        By:  /s/ Alan H. Rappaport
                                        -----------------------------
                                        Name:  Alan H. Rappaport
                                        Title: Director and Chairman of the
                                        Board


                                        ADVANTAGE ADVISERS, INC.


                                        By: /s/ Robert I. Kleinberg
                                        -----------------------------
                                        Name: Robert I. Kleinberg
                                        Title: Director and Secretary

                                                                       Exhibit B

                          INVESTMENT ADVISORY AGREEMENT

     Agreement dated and effective as of October 14, 1991, between THE MEXICO EQUITY AND INCOME FUND, INC., a Maryland corporation (herein referred to as the "Fund") and ACCI WORLDWIDE, S.A. de C.V., a company organized under the laws of the United Mexican States (herein referred to as the "Mexican Adviser").

     WITNESSETH: That in consideration of the mutual covenants herein contained, it is agreed by the parties as follows:

     1.   Appointment of the Mexican Adviser.

     (a) The Mexican Adviser hereby undertakes and agrees, upon the terms and conditions herein set forth, (i) to make investment decisions for the Fund, to prepare and make available to the Fund research and statistical data in connection therewith, and to supervise the acquisition and disposition of securities by the Fund, including the selection of brokers or dealers to carry out the transactions, all in accordance with the Fund's investment objective and policies and in accordance with guidelines and directions from the Fund's Board of Directors and subject to the provisions of Section 2 of this Agreement; (ii) to assist the Fund as it may reasonably request in the conduct of the Fund's business, subject to the direction and control of the Fund's Board of Directors;
(iii) to maintain and furnish or cause to be maintained and furnished for the Fund all records, reports and other information required under the United States Investment Company Act of 1940, as amended (the "1940 Act"), to the extent that such records, reports and other information are not maintained or furnished by the administrators, custodians or other agents of the Fund; (iv) to furnish at the Mexican Adviser's expense for the use of the Fund such office space and facilities as the Fund may reasonably require for its needs in Mexico City, Mexico, and to furnish at the Mexican Adviser's expense clerical services in the United States or Mexico related to research, statistical and investment work; and (v) to pay the reasonable salaries and expenses of such of the Fund's officers and employees (including, where applicable, the Fund's share of payroll taxes) and any fees and expenses of such of the Fund's directors as are directors, officers or employees of the Mexican Adviser or any of its affiliates; provided, however, that the Fund, and not the Mexican Adviser or any of its affiliates, shall bear travel expenses or an appropriate fraction thereof of directors and officers of the Fund who are directors, officers or employees of the Mexican Adviser or any of its affiliates to the extent that such expenses relate to attendance at meetings of the Board of Directors of the Fund or any committees thereof. The Mexican Adviser shall bear all expenses arising out of its duties hereunder but shall not be responsible for any expenses of the Fund other than those specifically allocated to the Mexican Adviser in this Section 1.

     (b) In particular, but without limiting the generality of the foregoing, the Mexican Adviser shall not be responsible, except to the extent of the compensation of such of the Fund's employees as are directors, officers or employees of the Mexican Adviser whose services may be involved, for the following expenses of the Fund: organization expenses (but not the overhead or employee costs of the

Mexican Adviser); legal fees and expenses of counsel (United States and Mexican) to the Fund and, if counsel is retained by the directors who are not "interested persons" of the Fund, of such counsel; auditing and accounting expenses; taxes and governmental fees; New York Stock Exchange listing fees; dues and expenses incurred in connection with membership in investment company organizations; fees and expenses of the Fund's custodians, transfer agents and registrars; fees and expenses with respect to administration except as may be provided otherwise pursuant to administration agreements; expenses for portfolio pricing services by a pricing agent, if any; expenses of preparing share certificates and other expenses in connection with the issuance, offering and underwriting of shares issued by the Fund; expenses relating to investor and public relations; fees and expenses involved in registering and maintaining registration of the Fund and of its shares with the United States Securities and Exchange Commission, and qualifying its shares under state securities laws, including the preparation and printing of the Fund's registration statements and prospectuses for such purposes; freight, insurance and other charges in connection with the shipment of the Fund's portfolio securities; brokerage commissions, stamp duties or other costs of acquiring or disposing of any portfolio holding of the Fund; expenses of preparation and distribution of reports, notices and dividends to shareholders; expenses of the dividend reinvestment and share purchase plan; costs of stationery; any litigation expenses; and costs of shareholders' and other meetings.

     (c) In selecting brokers or dealers to execute portfolio transactions on behalf of the Fund, the Mexican Adviser will seek the best overall terms available. In assessing the best overall terms available for any transaction, the Mexican Adviser must consider the factors it deems relevant, including the breadth of the market in the security, the price of the security, the financial condition and execution capability of the broker or dealer, and the reasonableness of the commission, if any, for the specific transaction and on a continuing basis. In addition, the Mexican Adviser may, in selecting brokers or dealers to execute a particular transaction and in evaluating the best overall terms available, consider the brokerage and research services (as those terms are defined in Section 28(e) of the Securities Exchange Act of 1934) provided to the Fund and/or accounts over which the Mexican Adviser exercises investment discretion.

     2. Relationship with U.S. Co-Adviser. In connection with the rendering of the services required under Section 1, the Fund has entered into an agreement dated the date hereof with Advantage Advisers, Inc. (the "U.S. Co-Adviser"), which is to furnish services to the Fund and the Mexican Adviser pursuant to such agreement, and the Mexican Adviser may contract with or consult with such banks, other securities firms or other parties in Mexico or elsewhere as it may deem appropriate to obtain additional advisory information and advice, including investment recommendations, advice regarding economic factors and trends, advice as to currency exchange matters and clerical and accounting services and other assistance. It is acknowledged and agreed that the Mexican Adviser will be responsible for the management of the Fund's portfolio in accordance with the Fund's investment policies and for making decisions to buy, sell or hold particular securities and acknowledges that such decisions will be subject to the direct participation by the U.S. Co-Adviser in all investment decisions with respect to the Fund's portfolio of convertible debt securities. The U.S. Co-Adviser will participate in the process of negotiating and structuring the acquisitions of such securities. All decisions to acquire these convertible debt securities will require the concurrence of both the Mexican Adviser and the U.S. Co-Adviser, and neither one will be able to proceed with a proposed acquistion without the agreement of the other.

     In the case of securities transactions other than the acquisition of convertible debt securities, the Mexican Adviser will receive advice from, and consult with, the U.S. Co-Adviser regarding the Fund's overall investment strategy and the Mexican Adviser's individual decisions to buy, sell or hold particular securities.

     3. Remuneration. The Fund agrees to pay to the Mexican Adviser, in either U.S. dollars or pesos, as may from time to time be agreed among the Fund and the Mexican Adviser, as full compensation for the services to be rendered and expenses to be borne by the Mexican Adviser hereunder, a monthly fee at an annual rate equal to 0.52% of the value of the Fund's average monthly net assets. Under current Mexican law, the Mexican Adviser is required to collect from the Fund and pay to the Mexican Government a 15% value added tax with respect to such fee. For purposes of computing the fee, the average monthly net assets of the Fund are determined at the end of each month on the basis of the average net assets of the Fund for each week during the month. The assets for each weekly period are determined by averaging the net assets at the last business day of a week with the net assets at the last business day of the prior week. The value of the net assets of the Fund shall be determined pursuant to the applicable provisions of the 1940 Act and the directions of the Fund's Board of Directors. Subject to the provisions of Section 7 of this Agreement, such fee shall be computed beginning on October 14, 1991 (the "Effective Date") until the termination, for whatever reason, of this Agreement. The fee for the period from the end of the last month ending prior to termination of this Agreement to the date of termination and the fee for the period from the Effective Date through the end of the month in which the Effective Date occurs shall be pro rated according to the proportion which such period bears to the full monthly period. Except as provided below, each payment of a monthly fee to the Mexican Adviser shall be made within ten days of the first day of each month following the day as of which such payment is computed. Upon the termination of this Agreement before the end of any month, such fee shall be payable on the date of termination of this Agreement.

     4. Representations and Warranties. The Mexican Adviser represents and warrants that it is duly registered and authorized as an investment adviser under the United States Investment Advisers Act of 1940, as amended, and agrees to maintain effective all requisite registrations, authorizations and licenses, as the case may be, until the termination of this Agreement.

     5. Services Not Deemed Exclusive. Nothing herein shall be construed as prohibiting the Mexican Adviser from providing investment management and advisory services to, or entering into investment management and advisory agreements with, other clients, including other registered investment companies and clients which may invest in securities of Mexican issuers, or from utilizing (in providing such services) information furnished to the Mexican Adviser by the U.S. Co-Adviser and others as contemplated by Section 2 of this Agreement; nor, except as explicitly provided herein, shall anything herein be construed as constituting the Investment Adviser an agent of the Fund.

     6. Limit of Liability. The Mexican Adviser may rely on information reasonably believed by it to be accurate and reliable. Neither the Mexican Adviser nor its officers, directors, employees, agents or controlling persons as defined in the 1940 Act shall be subject to any liability for any act or omission, error of judgment or mistake of law, or for any loss suffered by the Fund, in the course of, connected with or arising out of any services to be rendered hereunder, except by reason of willful misfeasance, bad faith or gross negligence on the part of the Mexican Adviser in the performance of its duties or by reason of reckless disregard on the part of the Mexican Adviser of its obligations and duties under this Agreement. Any person, even though also employed by the Mexican Adviser, who may be or become an employee of the Fund shall be deemed, when acting within the scope of his employment by the Fund, to be acting in such employment solely for the Fund and not as an employee or agent of the Mexican Adviser.

     7. Duration and Termination. This Agreement shall remain in effect for a period of two years from the date hereof, and shall continue in effect thereafter, but only so long as such continuance is specifically approved at least annually by the affirmative vote of (i) a majority of the members of the Fund's Board of Directors who are neither parties to this Agreement nor interested persons of the Fund or of the Mexican Adviser or of any entity regularly furnishing investment advisory services with respect to the Fund pursuant to an agreement with the Mexican Adviser, cast in person at a meeting called for the purpose of voting on such approval, and (ii) a majority of the Fund's Board of Directors or the holders of a majority of the outstanding voting securities of the Fund.

     Notwithstanding the above, this Agreement (a) may nevertheless be terminated at any time without penalty, by the Fund's Board of Directors, by vote of holders of a majority of the outstanding voting securities of the Fund or by the Mexican Adviser upon 60 days' written notice delivered or sent to the other party, and (b) shall automatically be terminated in the event of its assignment; provided, however, that a transaction which does not, in accordance with the 1940 Act, result in a change of actual control or management of the Mexican Adviser's business shall not be deemed to be an assignment for the purposes of this Agreement. Any such notice shall be deemed given when received by the addressee.

     This Agreement is becoming effective as of October 14, 1991 without the approval of a majority of the outstanding voting securities of the Fund pursuant to Rule 15a-4 under the 1940 Act. If such approval is not obtained by January 10, 1991, this Agreement will terminate automatically. In addition, if it is determined that Rule 15a-4 is not available to permit this Agreement to become effective prior to its approval by a majority of the outstanding voting securities of the Fund, it shall become effective only upon such approval and the Mexican Adviser shall not be entitled to receive any compensation or other benefit hereunder with respect to any period occurring prior to such approval.

     8. Non-Assignment and Amendment. This Agreement may not be transferred, assigned, sold or in any manner hypothecated or pledged by either party hereto other than pursuant to Section 7. It may be amended by mutual agreement, but only after authorization of such amendment by the affirmative vote of (i) the holders of a majority of the outstanding voting securities of the Fund, and (ii) a majority of the members of the Fund's Board of Directors who are not interested persons of the Fund or of the Mexican Adviser or of an entity regularly furnishing investment advisory services with respect to the Fund pursuant to any agreement with the Mexican Adviser, cast in person at a meeting called for the purpose of voting on such approval.

     9. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York; provided, however, that nothing herein shall be construed as being inconsistent with the 1940 Act. As used herein, the terms "interested person," "assignment" and "vote of a majority of the outstanding voting securities" shall have the meanings set forth in the 1940 Act.

     10. Notices. Any notice hereunder shall be in writing and shall be delivered in person or by telex or facsimile followed by delivery in person to the parties at the addresses set forth below:

     If to the Fund

             The Mexico Equity and Income Fund, Inc.
             200 Liberty Street
             New York, New York  10281
             Tel:  (212) 667-5000
             Fax:  (212) 667-6047
             Attn: Alan H. Rappaport, President

     with a copy to:

             Rogers & Wells
             200 Park Avenue
             New York, NY 10166
             Tel:  (212) 878-8000
             Fax:  (212) 878-8375
             Attn: Laurence E. Cranch, Esq.

     If to the Mexican Adviser:

             Acci Worldwide, S.A. de C.V.
             Paseo de la Reforma 398
             00660 Mexico, D.F
             Tel:  (905) 208-0011
             Fax:  (905) 208-5048
             Attn: President

     or to such other address as to which the recipient shall have informed the other parties in writing.

     Unless specifically provided elsewhere, notice given as provided above shall be deemed to have been given, if by personal delivery, on the day of such delivery, and, if by telex or facsimile and mail, on the date on which such telex or facsimile and confirmatory letter are sent.

     11. Consent to Jurisdiction. Each party hereto irrevocably agrees that any suit, action or proceeding against the Mexican Adviser or the Fund arising out of or relating to this Agreement shall be subject exclusively to the jurisdiction of the United States District Court for the Southern District of New York and the Supreme Court of the State of New York, New York County, and each party hereto irrevocably submits to the jurisdiction of each such court in connection with any such suit, action or proceeding. Each party hereto waives any objection to the laying of venue of any such suit, action or proceeding in either such court, and waives any claim that such suit, action or proceeding has been brought in an inconvenient forum. Each party hereto irrevocably consents to service of process in connection with any such suit, action or proceeding by mailing a copy thereof registered or certified mail, postage prepaid, to their respective addresses as set forth in this Agreement. 12. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties have caused their duly authorized signatories to execute this Agreement as of the day and year first written above.





                                          THE MEXICO EQUITY AND INCOME
                                          FUND, INC.


                                          By: /s/ Alan H. Rappaport
                                             ---------------------------
                                             Name:   Alan H. Rappaport
                                             Title:  President


                                          ACCI WORLDWIDE, S.A. de C.V.


                                          By: /s/ Jacques Levy
                                             ---------------------------
                                             Name:   Jacques Levy
                                             Title:  Chairman

                     THE MEXICO EQUITY AND INCOME FUND, INC.
               PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
              FOR ANNUAL MEETING OF STOCKHOLDERS - NOVEMBER 9, 1998


     The undersigned stockholder of the Mexico Equity and Income Fund, Inc., ("the Fund") hereby appoints Alan H. Rappaport and Lenard Brafman, or either of them, attorneys of the undersigned, with full power of substitution, to vote and act for and in the name and stead of the undersigned at the Annual Meeting of Stockholders of the Fund (the "Meeting"), to be held at the offices of CIBC Oppenheimer Corp., 200 Liberty Street, 39th floor, New York, New York 10281, on Monday, November 9, 1998, at 11:00 am New York time, and at any and all adjournments thereof according to the number of votes the undersigned would be entitled to cast if personally present.

               PROPOSALS (Please check one box for each proposal.)

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR PROPOSALS 1 AND 2

1. The election of Carrol W. Brewster and Sol Gittleman, each as a Class II Director to serve for a term expiring on the date on which the annual meeting of stockholders is held in 2001.

     [_]  FOR                       [_] WITHHOLD AUTHORITY
     the nominees listed below      to vote for the nominees listed below

     NOMINEES CLASS II: Carroll W. Brewster
                        Sol Gittleman.

     To withhold your vote for a particular nominee, write that nominee's name on the line below.

     ----------------------------------------------------------

2. The ratification of the selection of PricewaterhouseCoopers LLP as Independent Accountants of the Fund for its fiscal year ending July 31, 1999.

     [_]  FOR                       [_]  AGAINST             [_]  ABSTAIN


(Continued and to be signed on the other side)

(Continued from the other side)


THE BOARD OF DIRECTORS STRONGLY RECOMMENDS THAT STOCKHOLDERS VOTE AGAINST PROPOSAL 3



3. The ratification of the stockholder proposal to terminate the investment advisory agreements with Advantage Advisers, Inc. and Acci Worldwide, S.A. de C.V. andto seek a new investment adviser.

     [_]  FOR                       [_]  AGAINST             [_]  ABSTAIN

The Shares represented by this proxy will be voted in accordance with instructions given by the stockholders, but if no instructions are given, this proxy will be voted in favor of proposals 1 and 2, and against proposal 3, as set forth in this proxy. In addition, the Shares represented by this proxy will be voted on any other matter that may come before the Meeting in accordance with the discretion of the attorneys appointed hereby. The undersigned hereby revokes any and all proxies with respect to such shares heretofor given by the undersigned. The undersigned acknowledges receipt of the Proxy Statement dated October 5, 1998.

Dated______________________________________________________________________,1998


________________________________________________________________________________
                                    Signature

________________________________________________________________________________
                            Signature if held jointly


               If shares are held jointly, each Shareholder named should sign. If only one signs, his or her signature will be binding. If the Shareholder is a corporation, the President or a Vice President should sign in his or her own name, indicating title. If the Shareholder is a partnership, a partner should sign in his or her own name, indicating that he or she is a "Partner".


               SIGN, DATE AND MAIL YOUR PROXY TODAY